EXHIBIT 99.1

OMINQ Strengthening Healthcare Security and Infrastructure in Texas

Expansion Awarded by a Texas Major Medical Institution

SALT LAKE CITY, Oct. 28, 2025 (GLOBE NEWSWIRE) -- OMNIQ CORP (OTCMKTS: OMQS) (“OMNIQ” or “the Company”), a leader in AI-based computer vision and data intelligence, is expanding operations at a major medical institution in Texas. This is a phase in a larger rollout adding OMNIQ’s AI-based Access Control solutions to be deployed throughout the campus.

omniQ has also deployed a Mobile Vehicle Recognition Solution and data analytics as part of this award. These solutions will allow traffic to flow securely inside, outside, and within the medical institution.

A leading academic medical center on the Texas Gulf Coast is expanding its access control system with OMNIQ. New lanes and vehicle recognition technology are improving traffic flow and visibility across the campus. The center serves more than 1.5 million outpatient visits and 140,000 emergency arrivals each year, relying on a large network of garages and surface lots to support daily operations. This phase strengthens an ongoing partnership focused on secure, efficient mobility in complex healthcare environments.

The expansion comes as healthcare campuses nationwide face increasing needs such as rising parking demand and congestion, and security needs increasing from the growing traffic. A peer-reviewed study by E. Demirtaş and A. Atalay found that parking areas at large hospitals often contribute to traffic congestion, creating added challenges for patients and visitors (International Journal of Engineering Research and Development, 2025). Those findings underscore the importance of smarter, technology-driven mobility systems in medical environments.

OMNIQ has supported the medical center’s parking and access control operations for several years, helping the organization modernize and scale its infrastructure as the campus continues to grow. The latest expansion adds to a series of rollouts designed to increase automation, strengthen security, and improve traffic flow for staff and patients. Additional deployments are already underway, underscoring the center’s commitment to innovation and the Company’s role as a trusted technology partner in large, complex environments.

“This project continues a partnership built on real results,” said Shai Lustgarten, CEO of OMNIQ. “We’re focused on delivering practical automation that helps one of Texas’ leading medical institutions operate more efficiently while supporting the people who rely on it every day.”

The ongoing expansion highlights the Company’s commitment to technology that improves daily operations and enhances mobility for complex organizations. By integrating automation and access control across large medical campuses, OMNIQ helps healthcare providers operate more efficiently and deliver a better experience for staff, patients and visitors

ABOUT OMNIQ

At OMNIQ CORP. (commonly referred to as omniQ) we use patented and proprietary artificial intelligence (AI) technology to deliver machine vision image processing solutions, including data collection, real-time surveillance, and monitoring for supply chain management, homeland security, public safety, traffic & parking management, and access control applications.

The technology and services we provide help our clients move people, assets, and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

Our principal solutions include hardware, software, communications, and automated management services, technical service, and support. Our highly tenured team of professionals has the knowledge and expertise to simplify the integration process for our customers. We deliver practical problem-solving solutions backed by numerous customer references.

Our customers include government agencies, healthcare, universities, airports, municipalities and more. We currently engage with several billion-dollar markets with double-digit growth, including the Global Safe City market and the Ticketless Safe Parking market.

INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

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Examples of forward-looking statements include, among others, statements made in this press release regarding the closing of the private placement and the use of proceeds received in the private placement. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward-looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at SEC.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless otherwise required by law.

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